UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 8, 2011

MWI VETERINARY SUPPLY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51468	02-0620757
(State or other jurisdiction of	(Commission File	(I.R.S. Employer
Incorporation)	Number)	Identification No.)

3041 W. Pasadena Dr. Boise, Idaho 83705

(Address of principal executive offices)  (Zip Code)

(208) 955-8930

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Amendment No. 1 on Form 8-K/A (“Amendment No. 1”) is being filed by MWI Veterinary Supply, Inc. (the “Company”) to amend the Current Report on Form 8-K filed with the Securities and Exchange Commission on February 14, 2011 (the “Initial Report”).  The sole purpose for filing this Amendment No. 1 is to disclose the Company’s Board of Directors’ determination with respect to the frequency of future stockholder non-binding advisory votes on the compensation of the Company’s named executive officers.  No other changes have been made to the Initial Report.

Item 5.07.  Submission of Matters to a Vote of Security Holders.

The Board of Directors of the Company has taken into consideration the results of the non-binding advisory vote at the annual meeting of the stockholders of the Company that was weighted in favor of a one-year frequency for holding the non-binding advisory vote on the compensation of the Company’s named executive officers.  Consistent with the stockholder vote, the Company has determined that it will include a non-binding advisory vote on the compensation of the Company’s named executive officers in its proxy materials every year until the next required vote on the frequency of stockholder votes on the compensation of the Company’s named executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MWI VETERINARY SUPPLY, INC.

Date: June 30, 2011	By:	/s/ Mary Patricia B. Thompson
Mary Patricia B. Thompson
Senior Vice President of Finance and Administration, Chief Financial Officer